Exhibit 99.1

News Release

Virtus Investment Partners Announces Financial Results for the First Quarter 2015

-	Earnings per Diluted Share, As Adjusted, of $2.22 Compared with $2.29 in Prior-Year Quarter; Earnings per Diluted Share of $2.11 Include ($0.39) Loss Contingency

-	Operating Income, As Adjusted, of $32.2 Million in First Quarter Compared with $34.4 Million in First Quarter of 2014; Operating Income of $24.5 Million

-	Total Sales of $3.7 Billion in First Quarter Compared with $4.2 Billion in First Quarter of 2014; Net Flows of ($2.2) Billion in First Quarter Compared with ($0.5) Billion in First Quarter of 2014

-	Assets Under Management of $54.8 Billion at March 31, 2015 Compared with $56.6 Billion at March 31, 2014, Excluding Money Market Assets

Hartford, CT, May 11, 2015 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported financial results for the three months ended March 31, 2015.

Management Commentary

“Our first quarter results reflect continued net outflows in the AlphaSector funds which detracted from areas of strength and growth of the business, including international equity mutual funds, institutional and high net worth categories,” said George Aylward, president and chief executive officer. “Total sales increased 8 percent over the prior quarter and we generated $0.7 billion of positive net flows when excluding the AlphaSector funds.”

“Earnings per share, as adjusted, reflect lower average assets due to the elevated net outflows in open-end funds, partially offset by lower variable expenses and reduced share count. Operating margin, as adjusted, remained strong and was impacted by payroll taxes from the payment of annual incentives.”

“During the quarter we returned a meaningful amount of capital to shareholders through our share repurchase program, net settlement of vesting restricted stock units, and quarterly dividend. We also maintained a strong balance sheet with cash and investments of $48 on a per share basis and have deployed $242 million in our seed capital program to facilitate future growth opportunities.”

“We continued to execute on our strategy of expanding our product and investment capabilities with our majority interest acquisition of ETF Issuer Solutions, the addition of experienced investment professionals, the introduction of Dorsey, Wright & Associates technical analysis for our Equity Trend Funds (previously the AlphaSector funds), and previously announced fund introductions. Together with our existing products and capabilities, we are optimistic about opportunities for growth,” concluded Aylward.

Virtus Investment Partners, Inc. 2

Financial Highlights (Unaudited)
(Dollars in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2015	3/31/2014	Change	12/31/2014	Change

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$79.7	$80.1	-	$85.2	(6)%
Operating expenses, as adjusted	$47.6	$45.7	4%	$46.0	3%
Operating income, as adjusted	$32.2	$34.4	(7)%	$39.2	(18)%
Operating margin, as adjusted	40.3%	42.9%		46.0%
Net income attributable to common stockholders, as adjusted	$20.3	$21.4	(5)%	$24.7	(18)%
Earnings per share - diluted, as adjusted	$2.22	$2.29	(3)%	$2.68	(17)%

U.S. GAAP Financial Measures
Revenues	$103.8	$107.9	(4)%	$112.1	(7)%
Operating expenses	$79.3	$75.2	5%	$75.5	5%
Operating income	$24.5	$32.6	(25)%	$36.7	(33)%
Operating margin	23.6%	30.2%		32.7%
Net income attributable to common stockholders	$19.3	$21.9	(12)%	$18.9	2%
Earnings per share - diluted	$2.11	$2.34	(10)%	$2.05	3%

Assets Under Management and Flows (in billions)
Ending Assets Under Management (2)	$54.8	$56.6	(3)%	$56.7	(3)%
Average Assets Under Management (2)	$55.7	$55.7	-	$58.3	(4)%
Gross Sales	$3.7	$4.2	(13)%	$3.4	8%
Net Flows	$(2.2)	$(0.5)	(376)%	$(2.2)	-

(1) See the information on pages 12 through 14 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 15 for other important disclosures.

(2) Represents Assets Under Management excluding money market funds that were liquidated in October 2014

N/M - Not Meaningful

Asset Flows and Assets Under Management

Total assets under management, excluding money market assets, were $54.8 billion at March 31, 2015 compared with $56.6 billion at March 31, 2014 and $56.7 billion at December 31, 2014. The decrease from the prior periods is primarily attributable to negative net flows which more than offset market appreciation.

Total sales were $3.7 billion in the first quarter of 2015, a 13 percent decrease from $4.2 billion in the prior-year quarter and an 8 percent increase over the sequential quarter. Net flows were ($2.2) billion in the first quarter compared with ($0.5) billion in the prior-year quarter and were unchanged from the sequential quarter. Net outflows in the current quarter were primarily attributable to open-end mutual funds.

Open-end mutual fund sales were $3.0 billion in the first quarter compared with $3.6 billion in the prior-year quarter due to lower sales of domestic equity, primarily the AlphaSector strategies. Mutual fund sales increased 6 percent from $2.8 billion in the sequential quarter due to higher sales of international equity strategies. Mutual fund net flows were ($2.3) billion in the first quarter compared with $0.3 billion in the prior-year quarter and ($2.2) billion in the sequential quarter. Net outflows in the current quarter were primarily attributable to ($2.9) billion of net outflows in the AlphaSector funds. Excluding the AlphaSector funds, mutual fund sales increased 28 percent over the prior-year quarter and 33 percent over the sequential quarter with net flows of $0.5 billion, representing an 8 percent organic growth rate.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Institutional account sales were $368.1 million in the quarter, an increase of 196 percent from $124.4 million in the prior-year quarter and 19 percent from $309.9 million in the sequential quarter, primarily related to a domestic equity mandate that funded in the quarter. Net flows were $220.9 million in the first quarter, an increase of 24 percent from $177.8 million in the sequential quarter.

Earnings Summary

Non-GAAP Results

This section discusses the company’s non-GAAP results for the first quarter of 2015 compared with the first and fourth quarters of 2014. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP financial measures including revenues, as adjusted, operating expenses, as adjusted, operating income, as adjusted, operating margin, as adjusted, net income attributable to common stockholders, as adjusted, and earnings per share, as adjusted. The company also uses the phrase “as adjusted” to present additional non-GAAP information.

The company’s presentation of operating income, as adjusted (and, by calculation, operating margin, as adjusted), no longer adjusts for expenses related to stock-based compensation or depreciation of fixed assets. Prior periods have been reclassified to conform with the new presentation. For more information on this new presentation see the company’s Current Report on Form 8-K dated April 14, 2015. Quarterly reconciliations of the most comparable U.S. GAAP measure to each non-GAAP measure can be found on pages 12 to 14 of this earnings release.

Revenues, As Adjusted

Total revenues, as adjusted, were $79.7 million in the first quarter compared with $80.1 million in the prior-year quarter and $85.2 million in the sequential quarter. The decline from the prior periods reflects lower investment management and administration and transfer agent fees.

Investment management fees, as adjusted, were $70.8 million in the first quarter compared with $71.7 million in the prior-year quarter and $75.9 million in the sequential quarter. Average assets under management, excluding money market assets, were $55.7 billion in the quarter, unchanged from the prior-year quarter and a decrease of 4 percent from $58.3 billion in the sequential quarter. The average fee rate, excluding money market assets, decreased to 51.5 basis points in the quarter from 52.2 basis points in the prior-year quarter and was unchanged sequentially.

Administration and transfer agent fees, as adjusted, were $13.1 million in the first quarter, unchanged from the prior-year quarter and compared with $14.3 million in the sequential quarter. The sequential quarter decrease reflects the decline in average open-end fund assets.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

Operating Expenses, As Adjusted

Total operating expenses, as adjusted, were $47.6 million in the first quarter, compared with $45.7 million in the prior-year quarter and $46.0 million in the sequential quarter. The increase over prior periods primarily reflects higher employment expenses.

Employment expenses, as adjusted, were $35.6 million in the first quarter compared with $34.5 million in the prior-year quarter and $34.1 million in the sequential quarter. The increase over the prior-year quarter is attributable to higher fixed employment costs. The sequential quarter increase reflects $2.5 million of higher payroll taxes related to the timing of the payment of annual incentive compensation, partially offset by lower variable incentive compensation.

Other operating expenses, as adjusted, were $11.2 million in the first quarter, compared with $10.5 million in the prior-year quarter and unchanged from the sequential quarter. The increase over the prior-year quarter primarily reflects higher investment research and trading system costs.

Operating Income, As Adjusted, and Related Margin

Operating income, as adjusted, was $32.2 million for the first quarter of 2015, compared with $34.4 million in the prior-year quarter and $39.2 million in the sequential quarter. The related margin was 40 percent, compared with 43 percent and 46 percent for the respective prior quarters.

Net Income Attributable to Common Stockholders, As Adjusted

Net income attributable to common stockholders, as adjusted, was $20.3 million, or $2.22 per diluted share, compared with $21.4 million or $2.29 per share in the prior-year quarter. Net income attributable to common stockholders, as adjusted, was $24.7 million or $2.68 per share in the fourth quarter of 2014.

Effective Tax Rate, As Adjusted

The effective tax rate of 38 percent for the first quarter was unchanged from the prior-year quarter and increased modestly from 37 percent in the sequential quarter.

GAAP Results

This section discusses the company’s first quarter results determined in accordance with U.S. GAAP and compares these results with the first and fourth quarters of 2014.

Total revenues were $103.8 million in the first quarter, a decrease of 4 percent from the prior-year quarter and 7 percent from the sequential quarter. The decreases are due to lower average assets and changes in fee rates.

Operating expenses were $79.3 million in the first quarter, an increase of 5 percent compared with both the prior-year and sequential quarters. The increase compared with prior periods is primarily attributable to a loss contingency of $5.2 million recorded in the first quarter of 2015. The company recorded a loss contingency related to a regulatory matter with respect to an unaffiliated former subadviser’s historical performance information for the period of April 2001 through September 2008, including indices that certain Virtus mutual funds tracked beginning in September 2009 and January 2011.

Net income attributable to common stockholders was $19.3 million or $2.11 per fully diluted common share for the first quarter, which includes a ($0.39) per share loss contingency related to the regulatory matter, compared with $21.9 million or $2.34 per share in the prior-year quarter, and $18.9 million or $2.05 per share in the sequential quarter. The respective quarters included returns on seed capital investments, including gains and losses (realized and unrealized), dividends, and interest income, of $0.37, $0.18, and ($0.54) per diluted share.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

The effective first quarter 2015 tax rate was 36 percent, a decrease from 39 percent in the prior-year quarter and 45 percent in the sequential quarter. The current quarter tax rate was primarily impacted by the release of a $1.0 million valuation allowance related to marketable securities.

Investment Capabilities and Products

The company announced that, effective immediately, Dorsey, Wright & Associates will provide technical analysis for the 5 open-end mutual funds formerly known as the AlphaSector® funds. The renamed Virtus Trend Funds1 will maintain a rules-based investment approach and employ Dorsey Wright’s Relative Strength rankings that will be used to identify eligible investments across asset classes, sectors, sub-industry groups and securities. The funds’ strategies will include certain rules changes. Assets under management in the former AlphaSector funds were $6.7 billion at March 31, 2015.

In April, the company completed its previously announced acquisition of a majority interest in ETF Issuer Solutions (ETFis), which offers a platform for listing, operating and distributing exchange traded funds (ETFs). ETFis will provide the company with the ability to offer investment solutions in the ETF structure which are an increasingly important part of an investor’s well diversified portfolio. The Newfleet Multi-Sector Unconstrained Bond ETF2 represents the first affiliated manager offering through ETFis. ETFis’ assets under management at the close of the acquisition were $78 million.

Balance Sheet and Liquidity

Cash and investments were $430.2 million at March 31, 2015 compared with $388.1 million at March 31, 2014 and $469.5 million at December 31, 2014. The 11 percent increase over the prior-year reflects cash generated by the business partially offset by return of capital to shareholders. The sequential quarter decline of 8 percent reflects the payment of annual incentive compensation and return of capital to shareholders. On a per share basis, cash and investments in the first quarter were $48 compared with $42 in the prior-year quarter and $52 in the sequential quarter. At March 31, the company had no debt outstanding and $75 million of unused capacity on its credit facility.

The company’s seed capital investments increased to $241.8 million at March 31, 2015 from $124.0 million at March 31, 2014 and $238.1 million at December 31, 2014. The increase over the prior-year quarter primarily reflects new fund launches. The sequential increase primarily reflects unrealized gains in the quarter.

Working capital was $187.0 million at March 31, 2015, compared with $270.9 million at March 31, 2014 and $190.4 million at December 31, 2014. The 31 percent decline from the prior-year quarter reflects the increased investments in the company’s seed capital portfolio which is not a component of working capital. The sequential quarter decrease of 2 percent reflects return of capital to shareholders partially offset by the operating results of the business.

In the first quarter of 2015, the company returned $22.2 million to shareholders consisting of $14.0 million in repurchases of common stock, $4.2 million to net settle restricted stock grants prior to their issuance as common shares and $4.0 million in common stock dividends paid on February 13, 2015.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

Balance Sheet Highlights (Unaudited)

(in millions)

	As of			As of
	3/31/2015	3/31/2014	Change	12/31/2014	Change
Cash and cash equivalents	$166.0	$234.8	(29)%	$202.9	(18)%
Seed capital investments (1)	241.8	124.0	95%	238.1	2%
Investments - other (2)	22.4	29.3	(24)%	28.5	(21)%
Total - cash and investments	$430.2	$388.1	11%	$469.5	(8)%

Deferred taxes, net	$58.0	$56.5	3%	$60.2	(4)%
Dividends payable	$4.2	$-	N/M	$4.3	(1)%
Total equity attributable to stockholders	$565.4	$510.2	11%	$563.5	-

Working capital (3)	$187.0	$270.9	(31)%	$190.4	(2)%

(1) Represents the company’s investments in sponsored investment products including the company's investment in consolidated sponsored investment products (CSIPs), net of non-controlling interests. For the periods ending March 31, 2015, March 31, 2014, and December 31, 2014, net assets of CSIPs represent $274.7 million, $65.8 million, and $254.9 million, of total assets, $16.5 million, $2.5 million, and $15.4 million of total liabilities, and $35.0 million, $3.9 million, and $23.1 million of redeemable noncontrolling interests, respectively

(2) Investments in mutual funds not for seed capital purposes

(3) Defined as cash and investments plus accounts receivable, net, less seed capital investments, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Monday, May 11, at 8:30 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available in the Investor Relations section of www.virtus.com or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (passcode: 39353487). A replay of the call will be available through June 11 in the Investor Relations section of www.virtus.com or by or by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (passcode: 39353487). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s website.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Its affiliates include Cliffwater Investments, Duff & Phelps Investment Management, ETF Issuer Solutions, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Newfound Investments, Rampart Investment Management and Zweig Advisers. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Contacts

Jeanne Hess, Investor Relations
(860) 263-4730
Jeanne.hess@virtus.com

Joe Fazzino, Media Relations
(860) 263-4725

joseph.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

U.S. GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2015	3/31/2014	Change	12/31/2014	Change

Revenues
Investment management fees	$70,496	$71,792	(2)%	$75,374	(6)%
Distribution and service fees	19,598	22,438	(13)%	21,901	(11)%
Administration and transfer agent fees	13,042	13,073	-	14,197	(8)%
Other income and fees	695	568	22%	665	5%
Total revenues	103,831	107,871	(4)%	112,137	(7)%

Operating Expenses
Employment expenses	35,622	35,029	2%	34,053	5%
Distribution and administration expenses	24,507	27,737	(12)%	27,526	(11)%
Other operating expenses	16,726	10,534	59%	11,579	44%
Other operating expenses of CSIPs	818	331	147%	664	23%
Depreciation and other amortization	779	657	19%	723	8%
Amortization expense	837	957	(13)%	927	(10)%
Total operating expenses	79,289	75,245	5%	75,472	5%

Operating Income	24,542	32,626	(25)%	36,665	(33)%

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	545	1,846	(70)%	(798)	N/M
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	2,590	36	N/M	(5,798)	N/M
Other income, net	435	151	187%	318	37%
Total other income (expense), net	3,570	2,033	76%	(6,278)	N/M

Interest Income (Expense)
Interest expense	(123)	(138)	11%	(125)	2%
Interest and dividend income	280	383	(27)%	653	(57)%
Interest and dividend income of investments of consolidated sponsored investment products	2,324	873	166%	2,534	(8)%
Total interest income, net	2,481	1,118	122%	3,062	(19)%
Income Before Income Taxes	30,593	35,777	(14)%	33,449	(9)%
Income tax expenses	10,868	14,010	(22)%	15,038	(28)%
Net Income	19,725	21,767	(9)%	18,411	7%
Noncontrolling interests	(383)	171	N/M	468	N/M
Net Income Attributable to Common Stockholders	$19,342	$21,938	(12)%	$18,879	2%
Earnings Per Share - Basic	$2.16	$2.41	(10)%	$2.09	3%
Earnings Per Share - Diluted	$2.11	$2.34	(10)%	$2.05	3%
Cash Dividends Declared Per Share	$0.45	$-	N/M	$0.45	-
Weighted Average Shares Outstanding - Basic	8,964	9,116	(2)%	9,021	(1)%
Weighted Average Shares Outstanding - Diluted	9,151	9,361	(2)%	9,203	(1)%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Non-GAAP Consolidated Income Statement Information

(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2015	3/31/2014	Change	12/31/2014	Change

Revenues, As Adjusted
Investment management fees	$70,801	$71,744	(1)%	$75,866	(7)%
Distribution and service fees	19,618	22,451	(13)%	21,919	(10)%
Administration and transfer agent fees	13,119	13,092	-	14,275	(8)%
Other income and fees	695	568	22%	665	5%
Distribution and administrative expenses	(24,507)	(27,737)	12%	(27,526)	11%
Total revenues, as adjusted	79,726	80,118	-	85,199	(6)%

Operating Expenses, As Adjusted
Employment expenses	35,622	34,537	3%	34,053	5%
Other operating expenses	11,175	10,534	6%	11,220	-
Depreciation and other amortization	779	657	19%	723	8%
Total operating expenses, as adjusted	47,576	45,728	4%	45,996	3%

Operating Income, As Adjusted	32,150	34,390	(7)%	39,203	(18)%

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	119	106	12%	(282)	N/M
Other income, net	435	151	188%	318	37%
Total other income, net	554	257	116%	36	N/M

Interest Income (Expense)
Interest expense	(123)	(138)	11%	(125)	2%
Interest and dividend income	217	219	(1)%	269	(19)%
Total interest income, net	94	81	16%	144	(35)%
Pre-Tax Income, As Adjusted	32,798	34,728	(6)%	39,383	(17)%
Income tax expense, as adjusted	12,500	13,304	(6)%	14,738	(15)%
Net Income, As Adjusted	20,298	21,424	(5)%	24,645	(18)%
Noncontrolling interests	34	10	240%	43	(21)%
Net Income Attributable to Common Stockholders, As Adjusted	$20,332	$21,434	(5)%	$24,688	(18)%
Earnings Per Share - Basic, As Adjusted	$2.27	$2.35	(4)%	$2.74	(17)%
Earnings Per Share - Diluted, As Adjusted	$2.22	$2.29	(3)%	$2.68	(17)%
Weighted Average Shares Outstanding - Basic	8,964	9,116	(2)%	9,021	(1)%
Weighted Average Shares Outstanding - Diluted	9,151	9,361	(2)%	9,203	(1)%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Product and Asset Class

(in millions)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
By product (period end):
Mutual Funds - Long-Term Open-End	$34,120.5	$36,292.3	$39,838.8	$39,819.1	$37,347.0
Mutual Funds - Closed-End	7,288.0	7,581.4	7,568.1	7,530.6	6,690.7
Mutual Funds - Money Market	-	-	1,231.9	1,311.7	1,378.0
Variable Insurance Funds	1,197.3	1,221.9	1,237.5	1,305.5	1,286.6
Separately Managed Accounts (1)	7,131.0	6,884.8	6,653.0	6,862.4	6,778.4
Institutional Accounts (1)	5,036.2	4,722.0	4,348.3	4,565.0	4,530.5
Total	$54,773.0	$56,702.4	$60,877.6	$61,394.3	$58,011.2

By product (average) (2)
Mutual Funds - Long-Term Open-End	$35,449.1	$38,321.1	$40,353.9	$38,367.2	$36,354.5
Mutual Funds - Closed-End	7,435.8	7,551.8	7,571.4	6,805.1	6,523.4
Mutual Funds - Money Market	-	176.5	1,310.1	1,317.1	1,436.8
Variable Insurance Funds	1,214.6	1,229.1	1,285.7	1,287.6	1,282.2
Separately Managed Accounts (1)	6,846.3	6,620.4	6,793.5	6,700.0	6,982.8
Institutional Accounts (1)	4,786.7	4,602.6	4,483.6	4,538.4	4,593.8
Total	$55,732.5	$58,501.5	$61,798.2	$59,015.4	$57,173.5

By asset class (period end):
Equity	$33,129.0	$34,180.7	$35,573.6	$35,842.5	$33,804.4
Fixed Income	16,521.1	16,681.6	16,671.0	16,750.2	16,319.6
Alternatives (3)	4,703.8	5,372.4	6,769.5	6,744.8	5,678.3
Other (4)	419.1	467.7	1,863.5	2,056.8	2,208.9
Total	$54,773.0	$56,702.4	$60,877.6	$61,394.3	$58,011.2

Assets Under Management - Average Net Management Fees Earned (5)

(In basis points)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Mutual Funds - Long-Term Open-End	49.9	50.6	50.8	51.6	52.1
Mutual Funds - Closed-End	66.7	67.2	67.1	63.6	63.8
Mutual Funds - Money Market	-	-	-	0.1	-
Variable Insurance Funds	51.4	48.0	51.7	51.0	53.0
Separately Managed Accounts (1)	54.2	51.7	51.3	52.4	52.2
Institutional Accounts (1)	36.3	35.2	34.8	35.7	36.2
All Products	51.5	51.5	50.6	50.7	50.9

(1) Includes assets under management related to option strategies

(2) Averages are calculated as follows:

   - Mutual Funds and Variable Insurance Funds - average daily or weekly balances

   - Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter

   - Institutional Accounts - average of month-end balances in quarter

(3) Consists of long/short equity, real estate, master-limited partnerships, and other

(4) Consists of cash management and option strategies; Option strategies were $419.1, $467.7, $522.8, $607.9, and $740.7 at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively; as of December 31, 2014 only reflects options strategies

(5) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2). Average fees earned for Mutual Funds and Variable Insurance Funds are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers. Excludes the impact of consolidated sponsored investment products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Assets Under Management - Asset Flows by Product

(in millions)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Mutual Funds - Long-Term Open-End
Beginning balance	$36,292.3	$39,838.8	$39,819.1	$37,347.0	$36,367.7
Inflows	2,999.9	2,841.3	3,034.5	3,148.5	3,641.3
Outflows	(5,329.3)	(5,028.5)	(2,382.9)	(2,398.0)	(3,388.9)
Net flows	(2,329.4)	(2,187.2)	651.6	750.5	252.4
Market performance	167.3	(379.3)	(697.9)	1,651.5	651.1
Other (1)	(9.7)	(980.0)	66.0	70.1	75.8
Ending balance	$34,120.5	$36,292.3	$39,838.8	$39,819.1	$37,347.0

Mutual Funds - Closed-End
Beginning balance	$7,581.4	$7,568.1	$7,530.6	$6,690.7	$6,499.6
Inflows	-	-	30.5	463.3	-
Outflows	-	-	-	-	-
Net flows	-	-	30.5	463.3	-
Market performance	(168.6)	123.2	(98.4)	475.6	298.9
Other (1)	(124.8)	(109.9)	105.4	(99.0)	(107.8)
Ending balance	$7,288.0	$7,581.4	$7,568.1	$7,530.6	$6,690.7

Mutual Funds - Money Market
Beginning balance	$-	$1,231.9	$1,311.7	$1,378.0	$1,556.6
Other (1)	-	(1,231.9)	(79.8)	(66.3)	(178.6)
Ending balance	$-	$-	$1,231.9	$1,311.7	$1,378.0

Variable Insurance Funds
Beginning balance	$1,221.9	$1,237.5	$1,305.5	$1,286.6	$1,311.8
Inflows	14.3	14.9	20.7	20.9	11.6
Outflows	(68.7)	(61.7)	(59.3)	(53.3)	(55.5)
Net flows	(54.4)	(46.8)	(38.6)	(32.4)	(43.9)
Market performance	29.8	31.2	(29.4)	51.3	18.7
Other (1)	-	-	-	-	-
Ending balance	$1,197.3	$1,221.9	$1,237.5	$1,305.5	$1,286.6

Separately Managed Accounts (2)
Beginning balance	$6,884.8	$6,653.0	$6,862.4	$6,778.4	$7,433.1
Inflows	328.5	263.7	319.2	278.8	471.9
Outflows	(355.3)	(412.5)	(343.3)	(461.0)	(1,028.0)
Net flows	(26.8)	(148.8)	(24.1)	(182.2)	(556.1)
Market performance	177.4	397.6	(180.5)	238.5	(100.1)
Other (1)	95.6	(17.0)	(4.8)	27.7	1.5
Ending balance	$7,131.0	$6,884.8	$6,653.0	$6,862.4	$6,778.4

Institutional Accounts (2)
Beginning balance	$4,722.0	$4,348.3	$4,565.0	$4,530.5	$4,570.8
Inflows	368.1	309.9	109.4	106.8	124.4
Outflows	(147.2)	(132.1)	(236.5)	(137.9)	(236.5)
Net flows	220.9	177.8	(127.1)	(31.1)	(112.1)
Market performance	117.6	216.8	(45.6)	131.1	86.9
Other (1)	(24.3)	(20.9)	(44.0)	(65.5)	(15.1)
Ending balance	$5,036.2	$4,722.0	$4,348.3	$4,565.0	$4,530.5

Total
Beginning balance	$56,702.4	$60,877.6	$61,394.3	$58,011.2	$57,739.6
Inflows	3,710.8	3,429.8	3,514.3	4,018.3	4,249.2
Outflows	(5,900.5)	(5,634.8)	(3,022.0)	(3,050.2)	(4,708.9)
Net flows	(2,189.7)	(2,205.0)	492.3	968.1	(459.7)
Market performance	323.5	389.5	(1,051.8)	2,548.0	955.5
Other (1)	(63.2)	(2,359.7)	42.8	(133.0)	(224.2)
Ending balance	$54,773.0	$56,702.4	$60,877.6	$61,394.3	$58,011.2

(1) Represents open-end and closed-end mutual fund distributions, net of reinvestments, net flows of cash management strategies, net flows and market performance on structured products, and net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage

(2) Includes assets under management related to option strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Virtus Investment Partners, Inc.

Reconciliation of U.S. GAAP Consolidated Statement of Operations to Non-GAAP Consolidated Income Statement Information

(Unaudited, in thousands, except per share data)

Three months ended March 31, 2015

		Reclassifications		Adjustments
	U.S. GAAP Basis	Distribution and administration expenses	Consolidated sponsored investment products	Amortization of intangible assets	Seed capital investments impact	Other	Non-GAAP Basis
Revenues
Investment management fees	$70,496	$-	$305	$-	$-	$-	$70,801
Distribution and service fees	19,598	-	20	-	-	-	19,618
Administration and transfer agent fees	13,042	-	77	-	-	-	13,119
Other income and fees	695	-	-	-	-	-	695
Distribution and administration expenses	-	(24,507)	-	-	-	-	(24,507)
Total revenues	103,831	(24,507)	402	-	-	-	79,726

Operating Expenses
Employment expenses	35,622	-	-	-	-	-	35,622
Distribution and administration expenses	24,507	(24,507)	-	-	-	-	-
Other operating expenses	16,726	-	-	-	-	(5,551)	11,175
Other operating expenses of consolidated sponsored investment products	818	-	(818)	-	-	-	-
Restructuring and severance	-	-	-	-	-	-	-
Depreciation and other amortization	779	-	-	-	-	-	779
Amortization expense	837	-	-	(837)	-	-	-
Total operating expenses	79,289	(24,507)	(818)	(837)	-	(5,551)	47,576

Operating Income	24,542	-	1,220	837	-	5,551	32,150

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	545	-	2,342	-	(2,768)	-	119
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	2,590	-	(2,590)	-	-	-	-
Other income (expense), net	435	-	-	-	-	-	435
Total other income (expense), net	3,570	-	(248)	-	(2,768)	-	554

Interest Income (Expense)
Interest expense	(123)	-	-	-	-	-	(123)
Interest and dividend income	280	-	935	-	(998)	-	217
Interest and dividend income of investments of consolidated sponsored investment products	2,324	-	(2,324)	-	-	-	-
Total interest income (expense), net	2,481	-	(1,389)	-	(998)	-	94
Income Before Income Taxes	30,593	-	(417)	837	(3,766)	5,551	32,798
Income tax expense	10,868	-	-	319	(420)	1,733	12,500
Net Income	19,725	-	(417)	518	(3,346)	3,818	20,298
Noncontrolling interests	(383)	-	417	-	-	-	34
Net Income Attributable to Common Stockholders	$19,342	$-	$-	$518	$(3,346)	$3,818	$20,332
Earnings Per Share - Basic	$2.16						$2.27
Earnings Per Share - Diluted	$2.11						$2.22
Weighted Average Shares Outstanding - Basic	8,964						8,964
Weighted Average Shares Outstanding - Diluted	9,151						9,151

See pages 15 through 16 for notes to the reconciliation

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

Virtus Investment Partners, Inc.

Reconciliation of U.S. GAAP Consolidated Statement of Operations to Non-GAAP Consolidated Income Statement Information

(Unaudited, in thousands, except per share data)

Three months ended March 31, 2014

		Reclassifications		Adjustments
	U.S. GAAP Basis	Distribution and administration expenses	Consolidated sponsored investment products	Amortization of intangible assets	Seed capital investments impact	Other	Non-GAAP Basis
Revenues
Investment management fees	$71,792	$-	$(48)	$-	$-	$-	$71,744
Distribution and service fees	22,438	-	13	-	-	-	22,451
Administration and transfer agent fees	13,073	-	19	-	-	-	13,092
Other income and fees	568	-	-	-	-	-	568
Distribution and administration expenses	-	(27,737)	-	-	-	-	(27,737)
Total revenues	107,871	(27,737)	(16)	-	-	-	80,118

Operating Expenses
Employment expenses	35,029	-	-	-	-	(492)	34,537
Distribution and administration expenses	27,737	(27,737)	-	-	-	-	-
Other operating expenses	10,534	-	-	-	-	-	10,534
Other operating expenses of consolidated sponsored investment products	331	-	(331)	-	-	-	-
Restructuring and severance	-	-	-	-	-	-	-
Depreciation and other amortization	657	-	-	-	-	-	657
Amortization expense	957	-	-	(957)	-	-	-
Total operating expenses	75,245	(27,737)	(331)	(957)	-	(492)	45,728

Operating Income	32,626	-	315	957	-	492	34,390

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	1,846	-	415	-	(2,155)	-	106
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	36	-	(36)	-	-	-	-
Other income (expense), net	151	-	-	-	-	-	151
Total other income (expense), net	2,033	-	379	-	(2,155)	-	257

Interest Income (Expense)
Interest expense	(138)	-	-	-	-	-	(138)
Interest and dividend income	383	-	340	-	(504)	-	219
Interest and dividend income of investments of consolidated sponsored investment products	873	-	(873)	-	-	-	-
Total interest income (expense), net	1,118	-	(533)	-	(504)	-	81
Income Before Income Taxes	35,777	-	161	957	(2,659)	492	34,728
Income tax expense	14,010	-	-	367	(1,019)	(54)	13,304
Net Income	21,767	-	161	590	(1,640)	546	21,424
Noncontrolling interests	171	-	(161)	-	-	-	10
Net Income Attributable to Common Stockholders	$21,938	$-	$-	$590	$(1,640)	$546	$21,434
Earnings Per Share - Basic	$2.41						$2.35
Earnings Per Share - Diluted	$2.34						$2.29
Weighted Average Shares Outstanding - Basic	9,116						9,116
Weighted Average Shares Outstanding - Diluted	9,361						9,361

See pages 15 through 16 for notes to the reconciliation

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

Virtus Investment Partners, Inc.

Reconciliation of U.S. GAAP Consolidated Statement of Operations to Non-GAAP Consolidated Income Statement Information

(Unaudited, in thousands, except per share data)

Three months ended December 31, 2014

		Reclassifications		Adjustments
	U.S. GAAP Basis	Distribution and administration expenses	Consolidated sponsored investment products	Amortization of intangible assets	Seed capital investments impact	Other	Non-GAAP Basis
Revenues
Investment management fees	$75,374	$-	$492	$-	$-	$-	$75,866
Distribution and service fees	21,901	-	18	-	-	-	21,919
Administration and transfer agent fees	14,197	-	78	-	-	-	14,275
Other income and fees	665	-	-	-	-	-	665
Distribution and administration expenses	-	(27,526)	-	-	-	-	(27,526)
Total revenues	112,137	(27,526)	588	-	-	-	85,199

Operating Expenses
Employment expenses	34,053	-	-	-	-	-	34,053
Distribution and administration expenses	27,526	(27,526)	-	-	-	-	-
Other operating expenses	11,579	-	-	-	-	(359)	11,220
Other operating expenses of consolidated sponsored investment products	664	-	(664)	-	-	-	-
Restructuring and severance	-	-	-	-	-	-	-
Depreciation and other amortization	723	-	-	-	-	-	723
Amortization expense	927	-	-	(927)	-	-	-
Total operating expenses	75,472	(27,526)	(664)	(927)	-	(359)	45,996

Operating Income	36,665	-	1,252	927	-	359	39,203

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(798)	-	(5,207)	-	5,723	-	(282)
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	(5,798)	-	5,798	-	-	-	-
Other income (expense), net	318	-	-	-	-	-	318
Total other income (expense), net	(6,278)	-	591	-	5,723	-	36

Interest Income (Expense)
Interest expense	(125)	-	-	-	-	-	(125)
Interest and dividend income	653	-	1,116	-	(1,500)	-	269
Interest and dividend income of investments of consolidated sponsored investment products	2,534	-	(2,534)	-	-	-	-
Total interest income (expense), net	3,062	-	(1,418)	-	(1,500)	-	144
Income Before Income Taxes	33,449	-	425	927	4,223	359	39,383
Income tax expense	15,038	-	-	347	(782)	135	14,738
Net Income	18,411	-	425	580	5,005	224	24,645
Noncontrolling interests	468	-	(425)	-	-	-	43
Net Income Attributable to Common Stockholders	$18,879	$-	$-	$580	$5,005	$224	$24,688
Earnings Per Share - Basic	$2.09						$2.74
Earnings Per Share - Diluted	$2.05						$2.68
Weighted Average Shares Outstanding - Basic	9,021						9,021
Weighted Average Shares Outstanding - Diluted	9,203						9,203

See pages 15 through 16 for notes to the reconciliation

Virtus Investment Partners, Inc. 15

Virtus Investment Partners, Inc.
Notes

The following are notes to the reconciliations of the most comparable U.S. GAAP measure to each non-GAAP measure for the first quarter of 2015, the fourth quarter of 2014, and the first quarter of 2014 presented on pages 12 to 14. Further information on these non-GAAP financial measures can be found on the Form 8-K furnished to the SEC by the company on April 14, 2015.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the adjustment of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

In particular, the company reclassifies:

1.	Distribution and administration expenses - These costs are generally passed directly through to external parties. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not distribute products through intermediary distribution partners.
2.	Consolidated sponsored investment products - Management believes that excluding the operating activities of majority-owned funds to reflect revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results as only revenues generated and expenses incurred related to providing investment management and related services will be included in operating income, as adjusted.

Net income attributable to common stockholders, as adjusted, excludes from net income:

3.	Closed-end fund launch costs - Expenses related to the launch of closed-end funds, or similar products, including structuring fees and sales-based compensation related to the launch. The timing of closed-end fund issuances can be unpredictable and related costs can fluctuate considerably. In addition, revenue associated with these costs will not fully impact financial results until future periods. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods and with other asset management firms that do not issue closed-end funds, or similar products.
4.	Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.	Seed capital investments impact - Gains and losses (realized and unrealized), dividends, and interest income generated by seed capital investments. Earnings or losses generated by investments in seed capital products can vary significantly from period-to-period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital investments.
6.	Other - Expenses and loss contingencies related to restructuring, severance, regulatory matters, and certain transition items that are not reflective of the ongoing earnings generation of the business. In addition, income tax expense/(benefit) items, such as adjustments for uncertain tax positions, valuation allowances and other unusual items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16

Components of other for the respective periods are shown in the table below:

Other (in thousands)	Q1:15	Q1:14	Q4:14
Newfleet transition expenses	$-	$492	$-
Tax impact of Newfleet transition expenses	-	(189)	-
System transition expenses	351	-	359
Tax impact of system transition expenses	(133)	-	(135)
Loss contingency	5,200	-	-
Tax impact of loss contingency	(1,600)	-	-
Discrete tax adjustments	-	243	-
Total Other	$3,818	$546	$224

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and administrative expenses that are generally passed through to external parties, and exclude the impact of consolidated sponsored investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations attributable to stockholders. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated sponsored investment products, and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings per share, as adjusted, represent net income attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 17

1 Investors should carefully consider the investment objectives, risks, charges and expenses of any Virtus Mutual Fund before investing. The prospectus and summary prospectus contains this and other information about the fund. Please contact your financial representative, call 1-800- 243-4361 or visit www.virtus.com to obtain a current prospectus and/or summary prospectus. You should read the prospectus and/or summary prospectus carefully before you invest or send money.

Mutual funds distributed by VP Distributors, LLC, member FINRA and subsidiary of Virtus investment Partners, Inc.

2 A registration statement relating to the Newfleet Multi-Sector Unconstrained Bond ETF has been filed with the Securities and Exchange Commission. The fund may not be sold until the registration statement becomes effective. Investors should carefully consider the investment objectives, risks, charges, and expenses before investing. The prospectus and summary prospectus, when available, will contain this information.

ETFs distributed by ETF Distributors, LLC, member FINRA and subsidiary of Virtus investment Partners, Inc.

“AlphaSector®” is a registered trademark of F-Squared Investments, Inc.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2014 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management, (b) the withdrawal, renegotiation or termination of our investment advisory agreements; (c) damage to our reputation; (d) our inability to attract and retain key personnel; (e) the competition we face in our business; (f) adverse regulatory and legal developments; (g) limitations on our deferred tax assets; (h) adverse developments with respect to, or changes in our relationships with, unaffiliated subadvisers; (i) changes in key distribution relationships; (j) interruptions in service or failure to provide service by third-party service providers; (k) any reduction in value of our marketable securities; (l) our inability to make intended quarterly distributions; (m) lack of availability of required and necessary capital on satisfactory terms; and (n) liabilities and losses not covered by our insurance policies, along with; and (o) certain other risks and uncertainties described in our 2014 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com